Exhibit 10.1

ADMA BIOLOGICS, INC.
2007 EMPLOYEE STOCK OPTION PLAN

1.           Purpose.  The ADMA Biologics, Inc. 2007 Employee Stock Option Plan (the “Plan”) is intended to provide an incentive to employees of ADMA Biologics, Inc., a Delaware corporation (the “Company”), and its subsidiaries, to remain in the employ of the Company and its subsidiaries and to increase their interest in the success of the Company and its subsidiaries by offering them an opportunity to obtain a proprietary interest in the Company and its future growth through the grant of stock options (the “Options”) to purchase shares of common stock, par value $0.001 per share of the Company (the “Common Stock”).

2.           Administration of the Plan.

(a)           The Plan shall be administered by the Board of Directors of the Company (the “Board”).  The Board shall have full power and authority, subject to the express provisions of the Plan, (i) to select those individuals who shall be granted Options under the Plan (the “Optionees”) from the Eligible Persons (as hereinafter defined), (ii) to make awards of Options in accordance with the Plan, (iii) to determine the number of shares of Common Stock subject to each Option, (iv) to determine the terms and conditions of each Option awarded, including the authority to amend the terms and conditions of an Option award after the granting thereof to an Optionee in a manner that is not prejudicial to the rights of such Optionee, (v) to specify and approve the provisions of the stock option agreement delivered to Optionees in connection with their award of Options (the “Stock Option Agreement”), (vi) to prescribe, amend and rescind rules and procedures relating to the Plan, (vii) to vary the terms of awards of Options to take account of tax, securities laws and other regulatory requirements of foreign jurisdictions, and (viii) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

(b)           The Board shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan and any Stock Option Agreement.

(c)           All determinations by the Board in carrying out and administering the Plan and in construing and interpreting the Plan and any Stock Option Agreement shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d)           No member of the Board shall be liable for anything whatsoever in connection with the administration of the Plan except such person’s own willful misconduct.  Under no circumstances shall any member of the Board be liable for any act or omission of any other member of the Board.  In the performance of its functions with respect to the Plan, the Board shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Board deems necessary, and no member of the Board shall be liable for any action taken or not taken in reliance upon any such advice.

(e)           The Board shall have full power and authority to designate a committee of its members to administer this Plan, subject to the express provisions hereof.

3.           Number of Shares Subject to Options; Type of Options.

(a)           Shares Available for Options.  Subject to adjustment as provided in Section 11 hereof, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Options granted under the Plan is 645,000.  Such shares may be either authorized but unissued or reacquired shares.  If any Option granted hereunder, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, the shares with respect to which such Option has not been exercised may be again available for grants of further Options.

(b)           Type of Options.  Unless otherwise affirmatively determined by the Board, the Options granted under the Plan are not intended to qualify as an incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.  Accordingly, absent a determination by the Board (and provided for in the relevant Stock Option Agreement), each Option granted hereunder shall be a non-qualified stock option.  In the event that any Options granted under the Plan are intended by the Board to qualify as an incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, the Board may impose any and all restrictions necessary so that such Options so qualify, as determined by the Board, including, without limitation, with respect to exercise price, dollar limitations, term and transfer restrictions, and set forth such restrictions in the relevant Stock Option Agreement, notwithstanding anything in the Plan to the contrary.

4.           Eligible Persons.  Options may be granted to any key employee or consultant or Board member (including non-employee Board member; provided that with respect to a Board member, only to the extent that such Board member otherwise receives compensation from the Company in connection with their performances of services to the Company, whether as an employee or consultant or Board member) of the Company or any subsidiary of the Company (the “Eligible Persons”).  The Board shall have the sole authority to select Optionees from among the class of Eligible Persons.

5.           Agreement to Reflect Terms of Grant.  The terms and conditions of each Stock Option Agreement shall be set forth in writing in a form approved by the Board which shall contain terms and conditions not inconsistent with the Plan and which shall incorporate the Plan by reference.  The Stock Option Agreement shall: (i) state the date of grant, the name of the Optionee, the number of Options granted pursuant thereto and the number of shares subject to each Option, and the exercise price per share; (ii) set forth the applicable vesting provisions as required by Section 6(a)(ii) hereof; (iii) be signed by the Optionee and a person designated by the Board; and (iv) be delivered to the Optionee.

6.           Terms of Options.

(a)           General.  Options may be granted to any Eligible Person to purchase such number of shares of Common Stock as the Board shall determine in exchange for payment of the Option Price, as hereinafter defined, in accordance with Section 7(b).  Options may not be granted under the Plan after the tenth anniversary of the Effective Date (as hereinafter defined).  Each Option granted under the Plan shall comply with the following terms and conditions:

(i)           Option Price.  The Option Price (the “Option Price”) for an Option shall be determined by the Board at the time of grant.  Notwithstanding the foregoing, the Option Price shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option Agreement.

(ii)           Vesting.  Except as vesting may be accelerated pursuant to the terms of the Plan, Options granted under the Plan shall vest and become exercisable as determined by the Board in its sole discretion; provided, however, that 25% the Options granted on the Effective Date (the “Initial Options”) shall vest and become exercisable on the first anniversary of the Effective Date, with the remainder vesting in equal monthly installments over the following 36 months of such anniversary, but subject to accelerated vesting to the extent provided in any employment agreement between a holder of an Initial Option and the Company; provided further that no additional vesting of Options will occur after an Eligible Person’s death, disability, or cessation of employment with the Company or any subsidiary thereof for any reason or no reason.

(iii)           Duration of Options.  Each Option shall be effective for such term as shall be determined by the Board and set forth in the applicable Stock Option Agreement; provided, however, that the term of any Option granted under the Plan shall not exceed ten years from the date of grant of such Option.

(iv)           Restriction on Transfer.  Each Option granted hereunder shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Optionee’s lifetime only by the Optionee; provided, however, that the Board may, subject to such terms and conditions as the Board shall specify, permit the transfer of an Option to an Optionee’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members.

(v)           Additional Restrictions.  Each Option granted hereunder shall be subject to such additional terms and conditions not inconsistent with this Plan which are prescribed by the Board and set forth in the applicable Stock Option Agreement.

(vi)           Agreement to Become Party to and Abide by the Terms of each of the  Stockholder Agreements.  The receipt of shares of Common Stock by an Optionee or a Designated Beneficiary (as hereinafter defined) pursuant to the exercise of an Option shall be expressly conditioned upon such Optionee or Designated Beneficiary becoming a party to each of the following agreements: (i) Investor Agreement entered into among the Company and certain of the stockholders of the Company dated as of July 16, 2007 (the “Investor Rights Agreement”), (ii) Voting Rights Agreement entered into among the Company and certain of the stockholders of the Company dated as of July 16, 2007 and (iii) Right of First Refusal and Co-Sale Agreement entered into among the Company and certain of the stockholders of the Company dated as of July 16, 2007 (each as may be amended from time to time, the “Stockholder Agreements”).  All shares of Common Stock acquired by an Optionee or Designated Beneficiary shall be subject to the terms of each of the Stockholder Agreements.

(b)           Termination of Employment.

(i)           Exercise Following Termination of Employment.  Upon termination of an Optionee’s employment with the Company or any subsidiary for any reason, the Optionee (or, in the case of the Optionee’s death, his Designated Beneficiary) may exercise any vested Option, subject to Section 12, at any time until 60 days (180 days upon a termination of employment due to death or Disability (as hereinafter defined)) following the date of such termination of employment (or, if a vested Option may not be exercised on the date of such termination of employment because the conditions to exercise set forth in Section 12 are not satisfied, 60 days (180 days upon a termination of employment due to death or Disability) following the date on which the Company notifies the Optionee that such conditions have been satisfied and that the Option may be exercised), but in no event after the expiration of the Option under the provisions of Section 6(a)(iii) above; provided, however, that the applicable Stock Option Agreement may, subject to Section 6(a)(iii) above, provide for a longer post-termination exercise period.  Upon the expiration of such period, any such vested Option not theretofore exercised shall be canceled and null and void.  Upon termination of an Optionee’s employment with the Company for any reason, any unvested Options held by such Optionee shall become immediately cancelled and null and void as of the date of such termination of employment.

(ii)           Certain Definitions.  For purposes of the Plan, “Disability” means an Optionee’s physical or mental incapacity to perform such Optionee’s employment or consulting duties for a total of sixteen consecutive weeks or for an aggregate of more than six months in any fourteen-month period (as determined by a physician who shall be selected by the Company and the decision of whom shall be final and conclusive); provided that in the event an Optionee has an employment agreement with the Company, the term “Disability” will have the definition set forth in such employment agreement (if so defined).  For purposes of the Plan, “Designated Beneficiary” means the person or persons last designated as such by the Optionee as the person who shall have the right to exercise such Option after the Optionee’s death on a form filed by him or her with the Board in accordance with such procedures as the Board shall establish.  If no such person is designated, the Designated Beneficiary shall be the estate of the Optionee.  Such Optionee’s unvested Options shall be immediately canceled and become null and void on the date of such termination of employment.  For purposes of the Plan, “Fair Market Value” of Common Stock means the fair market value of shares of Common Stock determined by such methods or procedures as shall be established from time to time by the Board.

7.           Purchase of Common Stock.

(a)           Notice.  Subject to the conditions set forth in Sections 6(a), 7(b) and 12 hereof, an Optionee may exercise all or any portion of a vested Option by giving written notice to the Company.

(b)           Payment and Other Conditions.  Prior to the delivery to the Optionee of any stock certificates evidencing shares of Common Stock pursuant to the exercise of any vested Option, the Optionee shall have (i) paid to the Company the Option Price of all shares of Common Stock purchased pursuant to such exercise of the Option as provided in the applicable Stock Option Agreement and (ii) and delivered to the Company an executed copy of each of the Stockholder Agreements.  The Board may, in its discretion, require the Optionee to pay to the Company an amount equal to the federal, state and local taxes, if any, required to be withheld or paid by the Company as a result of such exercise.  All payments shall be in United States dollars in the form of cash, certified check or bank draft, or, with the consent of the Board, (i) by delivering to the Company shares of Common Stock which the Optionee has owned for at least six months, or (ii) by the withholding by the Company of shares of Common Stock having a fair market value on the date of exercise equal to the Option Price for the shares of Common Stock with respect to which the Optionee has exercised such Option.  For purposes of the preceding sentence, shares of Common Stock shall be valued at fair market value on the date of exercise, the determination of which fair market value shall be made in good faith by the Board and which determination shall be final and binding.

(c)           Issuance of Stock Certificates.  Upon receipt of payment pursuant to Section 7(b) hereof and the satisfaction of such other conditions or agreements as may be set forth in the Plan and applicable Stock Option Agreement, the Company shall deliver to the Optionee a certificate or certificates for the number of shares of Common Stock in respect of which the Option shall have been exercised, with such legends as the Board determines necessary to reflect such restrictions as the Board shall determine are required by applicable law.  The Company will bear all expenses in connection with the preparation, issuance and delivery of the stock certificate.

8.           Restrictions Applicable to Common Stock.  Notwithstanding any other provision of this Plan to the contrary, the Board may, in its discretion, place restrictions on shares of Common Stock acquired pursuant to Options granted hereunder.  Prior to the IPO (as defined in the Investor Rights Agreement), except as otherwise required by law, shares of Common Stock issued upon exercise of Options shall be non-voting.

9.           Construction of the Term “Optionee”.  Whenever the word “Optionee” is used in this Plan under circumstances where the provision should logically be construed to apply to the executors, the administrators, the Designated Beneficiary, or any other person or persons to whom an Option may be transferred by will or by the laws of descent and distribution or by reason of the death of the Optionee, the word “Optionee” shall be deemed to include such person or persons.

10.           No Restriction on Right of Company to Effect Corporate Changes.  The Plan and the Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; or any merger or consolidation of the Company; or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock; or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business; or any other corporate act or proceeding, whether of a similar character or otherwise.

11.           Effect of Certain Corporate Changes and Changes in Control.

(a)           Effect of Reorganization.  In the event that (i) a majority of the issued and outstanding equity securities of the Company are acquired by a third party that is not an Affiliate (as hereinafter defined) of the Company or (ii) all or substantially all of the assets of the Company are acquired by a third party that is not an Affiliate of the Company (each a “Reorganization Event”), then, with respect to each individual Optionee, all outstanding Options held by such Optionee, that have not lapsed and become void, shall vest and become immediately exercisable if, within six months of the date on which the Reorganization Event occurs, the Optionee is terminated by the Company without cause or leaves the Company for good reason.  The Board may make any other adjustments, or take such other action, as the Board, in its discretion, shall deem appropriate and equitable in connection with such Reorganization Event.  Any action taken by the Board may be made conditional upon the consummation of the applicable Reorganization Event.  The Board shall make appropriate arrangements so that any Options that may survive a Reorganization Event in which the Company is not the surviving person are either assumed by such surviving person or replaced by such surviving person with options of such surviving person, but with equivalent economic terms as the Options (as reasonably determined by the Board).  For purposes of the Plan, “cause” means: (i) dishonesty, fraud, or any act involving moral turpitude; (ii) willful disobedience or insubordination prejudicial to the Company; (iii) intentional or gross neglect of the performance of duties; (iv) intentional withholding or nondisclosure of material information to the Company; (v) acting for a party whose interests are adverse to the Company; (vi) disclosing information materially prejudicial to the Company; (vii) making derogatory statements concerning the Company; (viii) misappropriation of any corporate opportunity; or (ix) being convicted of a felony (provided that if an Optionee has entered into an employment agreement with the Company, any definition of “cause” therein set forth will govern for purposes of the foregoing, but only with respect to such Optionee).  For purposes of the Plan, “good reason” means (i) a material breach by the Company of the terms and provisions of any employment agreement between an Optionee and an employee and (ii) a diminution of an Optionee’s authority, duties or responsibilities (provided that if an Optionee has entered into an employment agreement with the Company, any definition of “good reason” therein set forth will govern for purposes of the foregoing, but only with respect to such Optionee).  For purposes of the Plan, “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” or “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise, and “Person” means an individual, a partnership, a joint venture, a corporation, an association, a trust, an estate or other entity or organization, including a government or any department or agency thereof.

(b)           Dilution and Other Adjustments.  In the event of any stock dividend or split, issuance or repurchase of stock or securities convertible into or exchangeable for shares of stock, grants of options, warrants or rights to purchase stock, recapitalization, combination, exchange or similar change affecting the Common Stock, the Board shall make any or all of the following adjustments: (i) equitably adjust the aggregate number of shares of Common Stock (or such other security as is designated by the Board) which may be acquired pursuant to the Plan, (ii) equitably adjust the Option Price to be paid for any or all such shares, (iii) equitably adjust the number of shares of Common Stock (or such other security as is designated by the Board) subject to any or all of the Options granted hereunder, and (iv) make any other equitable adjustments, or take such other action, as the Board, in its discretion, shall deem appropriate.  Such adjustments shall be conclusive and binding for all purposes.  In the event of a change in the Common Stock which is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

12.           Registration of Shares; Limitations on Exercisability.

(a)           No Option shall be exercisable and no transfer of shares of Common Stock may be made to any Optionee, and any attempt to exercise any Option or to transfer any shares of Common Stock to any Optionee shall be void and of no effect unless and until (i) a registration statement under the Securities Act of 1933, as amended, has been duly filed and declared effective pertaining to the shares of Common Stock subject to such Option and the shares of Common Stock subject to the Option have been duly qualified under applicable state securities or blue sky laws or (ii) the Board, in its sole discretion after securing the advice of counsel, determines, or the Optionee provides an opinion of counsel, satisfactory to the Board, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws.

(b)           Without limiting the foregoing, if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Option under any state or federal law or on any securities exchange, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an Option or the delivery or purchase of shares pursuant to an Option, such an Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

13.           Miscellaneous.

(a)           No Rights to Continued Employment.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

(b)           Tax Withholding.  The Company shall have the right to require any individual entitled to receive shares of Common Stock pursuant to an Option granted hereunder to remit to the Company, prior to the delivery of any certificates representing such shares, any amount sufficient to satisfy any federal, state or local tax withholding requirements.

(c)           Stockholder Rights.  An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until a certificate or certificates representing such shares shall have been issued to such Optionee, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Optionee shall become the holder of record thereof.

14.           Amendment or Termination of the Plan.  The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall previously have been granted, adversely affect the rights of such Optionee in such Option; provided further, however, that amendments shall be subject to any approvals, whether regulatory, shareholder or otherwise, which are required by law or any applicable securities exchange.

15.           Set-off.  If at any time an Optionee is indebted to the Company, the Company may in the discretion of the Board (a) withhold from the Optionee (i) following the exercise by the Optionee of an Option, shares of Common Stock issuable to the Optionee having a fair market value on the date of exercise up to the amount of indebtedness to the Company or (ii) following the sale by an Optionee of shares of Common Stock received pursuant to the exercise of an Option, amounts due to such Optionee in connection with the sale of such shares of Common Stock up to the amount of indebtedness to the Company or (b) take any substantially similar action.  The Board may establish such rules and procedures as it may deem necessary or advisable in connection with the taking of any action contemplated by this Section 15.

16.           Term of the Plan.  The Plan shall become effective as of July 16, 2007 (the “Effective Date”).  Unless previously terminated pursuant to Section 14 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date, and no further grants of Options may be made after such date.

17.           Headings.  The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

18.           Governing Law.  The validity of the Plan and the construction and interpretation of the Plan shall be determined in accordance with and governed by the laws of the State of New Jersey.

STOCK INCENTIVE AGREEMENT
ADMA BIOLOGICS, INC.
2007 EMPLOYEE STOCK OPTION PLAN1

[_______], 200__

[NAME OF OPTIONEE]
c/o ADMA Biologics, Inc.
65 Commerce Way
Hackensack, NJ 07601

This will confirm the following Agreement made today between you and ADMA Biologics, Inc. (the “Company”) pursuant to the Company’s 2007 Employee Stock Option Plan (the “Plan”).  Attached hereto is a copy of the Plan.

The Company hereby grants you a [non-qualified] option to purchase from the Company up to a total of [_______] shares of common stock of the Company at $[_______] per share.

Said stock option may be exercised only in accordance with the terms and conditions of the Plan, as supplemented by this Agreement, and not otherwise.  It may be exercised from time to time prior to its termination as follows: Cumulatively as to [one-quarter of the shares covered hereby on the first anniversary date of this Agreement, with the remainder vesting in equal monthly installments over the following 36 months of such anniversary or as otherwise set forth in an additional attachment hereto].

Nothing herein contained shall obligate the Company or any subsidiary of the Company to continue your employment for any particular period or on any particular basis of compensation.

This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan and each of the Stockholder Agreements (as defined in the Plan), including, without limitation, the provisions respecting the exercise of options upon termination of employment.  Your acceptance of the option granted hereby shall constitute your acknowledgment of, and agreement to, all such terms, conditions, limitations and restrictions.

This Agreement may not be assigned or transferred in whole or in part except as provided in the Plan.  You shall not have any of the rights of a shareholder with respect to any of the shares which are the subject of this Agreement until such shares are actually issued to you.

This stock option shall expire on [date] or possibly sooner, for example, in the event of your death or termination of employment, as provided in the Plan.

The number of shares and the exercise price per share are subject to adjustment as provided in the Plan.  You assume all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the stock after the exercise of these incentives in whole or in part.

___________________________
1	If intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, required restrictions to be set forth in this letter.

Very truly yours, ADMA BIOLOGICS, INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

By:
Name:

AMENDMENT
TO THE
ADMA BIOLOGICS, INC. 2007 STOCK OPTION PLAN

Effective August 21, 2009, in accordance with resolutions adopted by (i) the Board of Directors of ADMA Biologics, Inc., a Delaware corporation (the “Company”), on August 21, 2009, and (ii) the stockholders of the Company on August 21, 2009, the ADMA Biologics, Inc. 2007 Stock Option Plan (the “Plan”), is hereby amended as follows:

Section 3(a) of the Plan is amended to read in its entirety as follows:

“(a)           Shares Available for Options.  Subject to adjustment as provided in Section 11 hereof, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Options granted under the plan is 641,877.  Such shares may be either authorized but unissued or reacquired shares.  If any Option granted hereunder, or any portion thereof, shall expire or terminate for any reason without having been exercised in full, the shares with respect to which such Option has not been exercised may be again available for grants of further Options.”